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                                   Law Offices

                      Stradley, Ronon, Stevens & Young, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


Direct Dial: (215) 564-8115


                                October 27, 1998

Voyageur Investment Fund, Inc.
1818 Market Street
Philadelphia, PA 19103


         Re:      Legal Opinion-Securities Act of 1933



Ladies and Gentlemen:

                  We have examined the Articles of Incorporation (the "Articles") of Voyageur Investment Fund, Inc. (the "Fund"), a series corporation organized under Maryland law on September 16, 1998, the By-Laws of the Fund and the various pertinent corporate proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements adopted by the Fund or filed by the Fund's predecessor under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

                  The Fund is authorized by the Articles to issue two billion (2,000,000,000) shares of common stock at a par value of $0.01. The Fund issues shares of the Delaware-Voyageur Tax-Free California Insured Fund series, the Delaware-Voyageur Tax-Free Florida Fund series, the Delaware-Voyageur Tax-Free Florida Insured Fund series, the Delaware-Voyageur Tax-Free Kansas Fund series, the Delaware-Voyageur Tax-Free Missouri Insured Fund series, the Delaware-Voyageur Tax-Free New Mexico Fund series, the Delaware-Voyageur Tax-Free Oregon Insured Fund series, the Delaware-Voyageur Tax-Free Utah Fund series, and the Delaware-Voyageur Tax-Free Washington Insured Fund series, and also issues multiple classes of such series. The Articles also empower the Board to designate any additional series or classes and allocate shares to such series or classes.
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                  The Fund has filed with the U.S. Securities and Exchange
Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Fund (or its predecessor) has filed, and each year the Fund hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

                  You have also informed us that the shares of the Fund (or its predecessor) have been, and will continue to be, sold in accordance with the Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                  Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

                  We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                          Very truly yours,

                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                          BY: Bruce G. Leto
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                              Bruce G. Leto